UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2019

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1 – 8100	04-2718215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Non-Voting Common Stock, $0.00390625 par value	EV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

INFORMATION INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of

Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, the Board of Directors of Eaton Vance Corp. (the “Company”) and the holders of voting common stock of the Company (“Voting Stockholders”) approved the Eaton Vance Corp. 2013 Omnibus Incentive Plan, as amended and restated (“Omnibus Incentive Plan”).  On October 29, 2019, the Compensation Committee of the Board of Directors of the Company, and on October 30, 2019, the Voting Stockholders, approved the First Amendment (the “First Amendment”) to the Eaton Vance Corp. Deferred Alpha Incentive Plan, as amended and restated (“Deferred Alpha Incentive Plan”).

The Omnibus Incentive Plan provides for the grant of stock-based incentives, including stock options and restricted stock, to employees of the Company, including its officers, as well as grants to certain members of the Company’s Board of Directors who qualify as non-employee directors. The Omnibus Incentive Plan was amended and restated to: (i) increase the number shares of the Company’s non-voting common stock issuable from 25,500,000 shares to 34,500,000 shares, (ii) eliminate the automatic grant of initial deferred stock unit awards to non-employee directors upon their initial election and (iii) include certain administrative updates. Subject to adjustment in the event of stock splits, stock dividends or similar events, grants may be made under the Omnibus Incentive Plan for up to a total of thirty-four million five-hundred thousand shares (34,500,000) shares of the Company’s non-voting common stock.

The Deferred Alpha Incentive Plan provides incentive awards to eligible investment professionals of the Company and its subsidiaries and affiliates for generating above benchmark returns over a multi-year time frame and to align long-term compensation with the investment products that they manage and/or contribute to. Incentive awards made to eligible investment professionals under the Deferred Alpha Incentive Plan are tied to the performance of one or more of the Company’s investment products they manage and/or contribute to over a three-year period or such other period established by the Compensation Committee of the Board of Directors. Pursuant to the First Amendment, the Deferred Alpha Incentive Plan was amended to provide for additional flexibility in designing incentive awards made on and after the date of the amendment in order to facilitate such incentive awards being based on the performance of a sub-portfolio or strategy.

The description of the Omnibus Incentive Plan and the First Amendment are each qualified in their entirety by reference to the Omnibus Incentive Plan and the First Amendment, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The disclosure under Item 5.02 of this Current Report on Form 8-K in connection with the approval of the Omnibus Incentive Plan and the First Amendment is incorporated into this Item 5.07 by reference. The Company’s Voting Stockholders approved the matters in Item 5.02 of this Current Report on Form 8-K by unanimous written consent on October 30, 2019.

Item 9.01	Financial Statements and Exhibits

Exhibit No. Document

10.1	Amended and Restated Eaton Vance Corp. 2013 Omnibus Incentive Plan

10.2	First Amendment to Eaton Vance Corp. Deferred Alpha Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

        EATON VANCE CORP.

        (Registrant)

Date: October 31, 2019                                            /s/ Laurie G. Hylton

                                                                                 Laurie G. Hylton

Chief Financial Officer